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                                                                    EXHIBIT 23.6

                  [BANCAMERICA ROBERTSON STEPHENS LETTERHEAD]


                                  June 8, 1998


Board of Directors
Access Health, Inc.
335 Interlocken Parkway
Broomfield, Colorado 80021

Members of the Board:


    We hereby consent to the inclusion of our opinion letter to the Board of Directors of Access Health, Inc. ("Access Health") as Annex B to the Proxy Statement/Prospectus of Access Health and Notice and Consent Solicitation Statement of InterQual, Inc. constituting a part of the Registration Statement on Form S-4, as amended by any pre-effective or post-effective amendment thereto, relating to the proposed merger transaction involving Access Health and InterQual, Inc. and references thereto in such Proxy Statement/Prospectus and Notice and Consent Solicitation under the captions "SUMMARY--The Merger--Opinion of Access Health's Financial Advisor" and "APPROVAL OF THE MERGER-- Recommendation of the Board of Directors of Access Health--Access Health's Reasons for the Merger and "APPROVAL OF THE MERGER--Opinion of Access Health's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                              BANKAMERICA ROBERTSON STEPHENS

                                                /s/ WILLIAM S. WISIALOWSKI


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                                                   Authorized Signatory